UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 18, 2007

Gaming Partners International Corporation

(Exact name of registrant as specified in its charter)

Nevada	0-23588	88-0310433
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1700 S. Industrial Road, Las Vegas, Nevada	89102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (702) 384-2425

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 3 — SECURITIES AND TRADING MARKETS

Item 3.01  Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On April 18, 2007, Gaming Partners International Corporation (the “Company”) received a Nasdaq staff determination letter indicating that the Company was not in compliance with Marketplace Rule 4310(c)(14), which requires timely filing of periodic reports with the Securities and Exchange Commission for continued listing of the Company’s common stock, and that the Company’s common stock is subject to delisting from The Nasdaq Global Market.  The Company understands that the letter was issued in accordance with Nasdaq’s standard procedures as a result of the delay in filing of the Company’s annual report on Form 10-K for the year ended 2006.

The Company has requested a hearing before a Nasdaq Listing Qualifications Panel to review the staff’s determination.  The hearing request has stayed the delisting of the Company’s common stock pending the Panel’s decision, although there can be no assurance that the Panel will ultimately grant the Company’s request for continued listing.  If the Company is unable to demonstrate an ability to comply with these requirements to the satisfaction of Nasdaq, its common stock could be delisted from The Nasdaq Global Market.

Section 9 — financial statements and exhibits

Item 9.01  Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit 99.1 — Press Release issued on April 20, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gaming Partners International Corporation

Date: April 20, 2007
	By:	/s/ David W. Grimes
David W. Grimes Chief Financial Officer